Exhibit 99.1

NEWS RELEASE

Biophan Approves Next Stage of Myotech Development

Designates $2 Million to Implement Strategy for Accelerated Commercialization

PITTSFORD, NY--April 23, 2008 -- Biophan Technologies, Inc. (OTC BB: BIPH.OB), a developer of next-generation biomedical technology, today announced that its board of directors approved the next phase of Myotech’s engineering and regulatory development program for the Myotech CSS. The Biophan board met following a Myotech board of directors’ vote, agreed on implementing this strategic initiative, and released $2 million for the next phase of engineering and regulatory work towards commercialization. Myotech is a majority owned subsidiary of Biophan.

John Lanzafame, Biophan's CEO, said, "Working closely with our regulatory and engineering team, we have developed plans that will bring us forward to commercialization. The approach will reduce the time and cost to market, and position us to address patients in need of circulatory support as well as the large and underserved market for acute resuscitation. Existing circulatory support technologies are not designed to effectively address this acute resuscitation patient population.”

“The board of directors of Biophan released $2 million in funds for the next phase of development, and the company will look to raise additional capital through distribution partnerships. With our current strategy, the Myotech CSS could be on the market in the US in as little as 24 to 30 months. In addition, we are pursuing opportunities outside of the US, where we plan to collaborate with partners for distribution in key overseas markets.”

The Myotech Circulatory Support System (CSS) consists of an external console and flexible polymer cup that slips over the heart and is designed to restore normal blood flow. It is designed to be deployed quickly for use in acute resuscitation and low cardiac output patient conditions. Unlike other circulatory support technologies, since the Myotech CSS has no contact with circulating blood, it is expected to significantly reduce the risk of patient complications, such as clotting and stroke, bleeding, and infection.

About Biophan Technologies, Inc.
Biophan is dedicated to providing technologies that offer innovative and competitive advantages to the medical device industry. The Company is helping to commercialize the Myotech Circulatory Support System, which is intended to improve the treatment of acute heart failure. Biophan Technologies, Inc. holds a 68% interest in Myotech. Biophan is traded on the OTC market under the symbol BIPH, and is also listed on the Frankfurt Stock Exchange under the symbol BTN. For more information on Biophan, please visit our website at www.biophan.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expect, or believe may happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology; the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC, which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.